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EXHIBIT 32

WRITTEN CERTIFICATION of
CHIEF EXECUTIVE OFFICER and CHIEF FINANCIAL OFFICER
PURSUANT to 18 U.S.C. SECTION 1350

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of EFJ, Inc. (the "Company"), each hereby certifies that, to the best of each of their knowledge:

the Company's Report on Form 10-K for the annual period ending December 31, 2004 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL E. JALBERT Michael E. Jalbert Chief Executive Officer March 2, 2005
/s/ MASSOUD SAFAVI Massoud Safavi Chief Financial Officer March 2, 2005

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350.

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  EXHIBIT 32